FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2023 RESULTS

COLUMBUS, Ohio, USA – July 27, 2023 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2023. Provided below are the highlights:

•Reported sales were flat compared with the prior year. In local currency, sales increased 2% in the quarter as currency reduced sales growth by 2%.

•Net earnings per diluted share as reported (EPS) were $9.69, compared with $9.29 in the prior-year period. Adjusted EPS was $10.19, an increase of 9% over the prior-year amount of $9.39. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Second Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, “Sales growth in the second quarter included strong growth in our Service business, as well as solid performance across our Industrial product categories, which was offset in part by softer market conditions in Laboratory and China following very strong growth over the last couple of years. Focused execution of our margin expansion and disciplined cost control initiatives resulted in good growth in Adjusted EPS despite a very significant adverse foreign exchange impact.”

GAAP Results
EPS in the quarter was $9.69, compared with the prior-year amount of $9.29.

Compared with the prior year, total reported sales were flat at $982.1 million. By region, reported sales increased 1% in both the Americas and Europe, and decreased 1% in Asia/Rest of World. Earnings before taxes amounted to $263.4 million, compared with $256.7 million in the prior year.

Non-GAAP Results
Adjusted EPS was $10.19, an increase of 9% over the prior-year amount of $9.39.

Compared with the prior year, total sales in local currency increased 2% as currency reduced sales growth by 2%. By region, local currency sales increased 4% in Asia/Rest of World, 1% in the Americas, and flat in Europe. Adjusted Operating Profit amounted to $307.7 million, an 8% increase from the prior-year amount of $285.4 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results

GAAP Results
EPS was $18.15, compared with the prior year amount of $16.84.

Compared with the prior year, total reported sales increased 2% to $1,910.9 million. By region, reported sales increased 3% in the Americas, 2% in Europe, and 1% in Asia/Rest of World. Earnings before taxes amounted to $490.0 million, compared with $469.7 million in the prior year.

Non-GAAP Results
Adjusted EPS was $18.82, an increase of 9% over the prior year amount of $17.25.

Compared with the prior year, total sales in local currency increased 4% as currency reduced sales growth by 2%. By region, local currency sales increased 3% in both the Americas and in Europe, and 6% in Asia/Rest of World. Adjusted Operating Profit amounted to $574.2 million, a 9% increase from the prior year amount of $526.7 million.

Outlook

The Company stated that forecasting remains challenging. Management cautions that market conditions are dynamic and changes to the business environment can occur quickly. There is increased uncertainty in the economic environment today, including the risk of recession in many countries, and management acknowledges that market conditions are subject to change.

Based on today's assessment of market conditions, management anticipates local currency sales for the third quarter of 2023 will decline approximately 3% to 4%, and Adjusted EPS is forecast to be $9.55 to $9.85, a decline of 3% to 6%. Included in the third quarter guidance is an estimated 3% headwind to Adjusted EPS growth due to adverse currency.

For the full year, management anticipates local currency sales growth in 2023 will be approximately 0% to 1%, and Adjusted EPS is forecast to be in the range $40.30 to $41.20, representing growth of approximately 2% to 4%. This compares with previous local currency sales growth guidance of approximately 5% and Adjusted EPS guidance of $43.65 to $43.95. Included in the 2023 guidance is an estimated 3% to 4% headwind to Adjusted EPS growth due to adverse currency.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Kaltenbach concluded, “As we look to the remainder of 2023, there is increased uncertainty in the global economy and our end markets, and we continue to face challenging sales growth comparisons. Market demand in China has deteriorated sharply, and we expect reduced sales during the remainder of 2023. We remain confident in the factors we can control, including executing on our best-in-class sales and marketing programs and our margin expansion and proactive cost savings initiatives. Our team remains very agile in adapting to changing market conditions, and I am confident that our efforts will deliver good financial results this year in a more challenging business environment.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, July 27) at 4:30 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic and ongoing developments in Ukraine. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic and ongoing developments in Ukraine on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic and ongoing developments in Ukraine. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2023		% of sales	June 30, 2022	% of sales

Net sales	$982,117	(a)	100.0	$978,387	100.0
Cost of sales	398,574		40.6	406,726	41.6
Gross profit	583,543		59.4	571,661	58.4

Research and development	47,245		4.8	44,023	4.5
Selling, general and administrative	228,594		23.3	242,206	24.8
Amortization	18,042		1.8	16,365	1.6
Interest expense	19,249		2.0	12,765	1.3
Restructuring charges	8,021		0.8	1,770	0.2
Other charges (income), net	(1,011)		(0.1)	(2,160)	(0.2)
Earnings before taxes	263,403		26.8	256,692	26.2

Provision for taxes	49,476		5.0	44,622	4.5
Net earnings	$213,927		21.8	$212,070	21.7

Basic earnings per common share:
Net earnings	$9.75			$9.39
Weighted average number of common shares	21,944,645			22,593,375

Diluted earnings per common share:
Net earnings	$9.69			$9.29
Weighted average number of common and common equivalent shares	22,080,602			22,821,666

Note:
(a)	Local currency sales increased 2% as compared to the same period in 2022.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	June 30, 2023		% of sales	June 30, 2022	% of sales

Earnings before taxes	$263,403			$256,692
Amortization	18,042			16,365
Interest expense	19,249			12,765
Restructuring charges	8,021			1,770
Other charges (income), net	(1,011)			(2,160)
Adjusted operating profit	$307,704	(b)	31.3	$285,432	29.2

Note:
(b)	Adjusted operating profit increased 8% as compared to the same period in 2022.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2023		% of sales	June 30, 2022	% of sales

Net sales	$1,910,855	(a)	100.0	$1,876,178	100.0
Cost of sales	780,746		40.9	784,932	41.8
Gross profit	1,130,109		59.1	1,091,246	58.2

Research and development	92,722		4.9	87,051	4.6
Selling, general and administrative	463,232		24.2	477,518	25.5
Amortization	35,821		1.9	32,969	1.8
Interest expense	37,433		2.0	24,103	1.3
Restructuring charges	12,295		0.6	5,781	0.3
Other charges (income), net	(1,407)		(0.1)	(5,869)	(0.3)
Earnings before taxes	490,013		25.6	469,693	25.0

Provision for taxes	87,660		4.5	83,622	4.4
Net earnings	$402,353		21.1	$386,071	20.6

Basic earnings per common share:
Net earnings	$18.28			$17.02
Weighted average number of common shares	22,013,662			22,680,353

Diluted earnings per common share:
Net earnings	$18.15			$16.84
Weighted average number of common and common equivalent shares	22,164,394			22,928,933

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2022.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Six months ended			Six months ended
	June 30, 2023		% of sales	June 30, 2022	% of sales

Earnings before taxes	$490,013			$469,693
Amortization	35,821			32,969
Interest expense	37,433			24,103
Restructuring charges	12,295			5,781
Other charges (income), net	(1,407)			(5,869)
Adjusted operating profit	$574,155	(b)	30.0	$526,677	28.1

Note:
(b)	Adjusted operating profit increased 9% as compared to the same period in 2022.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2023	December 31, 2022

Cash and cash equivalents	$83,574	$95,966
Accounts receivable, net	648,002	709,321
Inventories	394,959	441,694
Other current assets and prepaid expenses	119,971	128,108
Total current assets	1,246,506	1,375,089

Property, plant and equipment, net	780,723	778,600
Goodwill and other intangible assets, net	959,694	966,224
Other non-current assets	383,472	372,482
Total assets	$3,370,395	$3,492,395

Short-term borrowings and maturities of long-term debt	$107,365	$106,054
Trade accounts payable	170,230	252,538
Accrued and other current liabilities	730,408	789,139
Total current liabilities	1,008,003	1,147,731

Long-term debt	2,045,462	1,908,480
Other non-current liabilities	406,635	411,391
Total liabilities	3,460,100	3,467,602

Shareholders’ equity	(89,705)	24,793
Total liabilities and shareholders’ equity	$3,370,395	$3,492,395

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash flow from operating activities:
Net earnings	$213,927	$212,070	$402,353	$386,071
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	12,194	11,447	24,217	23,327
Amortization	18,042	16,365	35,821	32,969
Deferred tax benefit	(2,368)	(2,141)	(1,766)	(3,237)
Other	4,195	4,691	8,222	9,200
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	20,821	(23,276)	(48,774)	(138,337)
Net cash provided by operating activities	266,811	219,156	420,073	309,993
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	412	118	412	118
Purchase of property, plant and equipment	(28,751)	(43,240)	(51,947)	(62,391)
Proceeds from government funding (a)	1,264	7,013	1,264	25,013
Acquisitions	—	(1,061)	(613)	(10,765)
Other investing activities	(15,837)	3,629	(14,414)	7,372
Net cash used in investing activities	(42,912)	(33,541)	(65,298)	(40,653)
Cash flows from financing activities:
Proceeds from borrowings	475,903	555,776	1,080,921	1,239,813
Repayments of borrowings	(455,215)	(474,080)	(958,731)	(952,559)
Proceeds from exercise of stock options	7,614	12,421	19,087	17,710
Repurchases of common stock	(250,000)	(274,999)	(499,999)	(549,999)
Acquisition contingent consideration payment	(5,626)	(7,912)	(5,626)	(7,912)
Other financing activities	(103)	(50)	(714)	(382)
Net cash used in financing activities	(227,427)	(188,844)	(365,062)	(253,329)

Effect of exchange rate changes on cash and cash equivalents	(1,983)	(4,271)	(2,105)	(5,126)

Net increase (decrease) in cash and cash equivalents	(5,511)	(7,500)	(12,392)	10,885
Cash and cash equivalents:
Beginning of period	89,085	116,949	95,966	98,564
End of period	$83,574	$109,449	$83,574	$109,449

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
Net cash provided by operating activities	$266,811	$219,156	$420,073	$309,993
Payments in respect of restructuring activities	5,415	2,331	7,398	4,245
Transition tax payment	8,042	4,289	8,042	4,289
Proceeds from sale of property, plant and equipment	412	118	412	118
Purchase of property, plant and equipment, net (a)	(24,907)	(20,054)	(44,815)	(37,526)
Acquisition payments (b)	4,775	2,405	4,775	2,579
Adjusted free cash flow	$260,548	$208,245	$395,885	$283,698
Notes:
(a) In September 2021, the Company entered into an agreement with the U.S. Department of Defense to increase the domestic production capacity of pipette tips and enhance manufacturing automation and logistics. The Company will receive funding of $35.8 million, which will offset future capital expenditures. Funding proceeds of $1.3 million and $7.0 million during the three months ended June 30, 2023 and 2022, respectively and the related purchase of property, plant and equipment of $3.8 million and $23.2 million for the three months ended June 30, 2023 and 2022, respectively, are excluded from Adjusted free cash flow. Funding proceeds of $1.3 million and $25.0 million during the six months ended June 30, 2023 and 2022, respectively and the related purchase of property, plant and equipment of $7.1 million and $24.9 million for the six months ended June 30, 2023 and 2022, respectively, are excluded from Adjusted free cash flow.
(b) Includes $4.4 million and $2.4 million of the PendoTECH contingent consideration payment that was reported in net cash provided by operating activities as required by U.S. GAAP for the three and six months ended June 30, 2023 and 2022, respectively.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2023			1%		1%	(1)%		—%
Six Months Ended June 30, 2023			2%		3%	1%		2%

Local Currency Sales Growth
Three Months Ended June 30, 2023			—%		1%	4%		2%
Six Months Ended June 30, 2023			3%		3%	6%		4%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2023		2022		% Growth	2023		2022		% Growth

EPS as reported, diluted	$9.69		$9.29		4%	$18.15		$16.84		8%

Purchased intangible amortization, net of tax	0.23	(a)	0.22	(a)		0.46	(a)	0.44	(a)
Restructuring charges, net of tax	0.29	(b)	0.06	(b)		0.45	(b)	0.20	(b)
Income tax expense	(0.02)	(c)	(0.18)	(c)		(0.24)	(c)	(0.25)	(c)
Acquisition costs, net of tax	—		—			—	(d)	0.02	(d)

Adjusted EPS, diluted	$10.19		$9.39		9%	$18.82		$17.25		9%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.7 million ($5.2 million net of tax) and $6.4 million ($4.9 million net of tax) for the three months ended June 30, 2023 and 2022, and of $13.3 million ($10.3 million net of tax) and $13.0 million ($10.1 million net of tax) for the six months ended June 30, 2023 and 2022, respectively.

(b)	Represents the EPS impact of restructuring charges of $8.0 million ($6.5 million after tax) and $1.8 million ($1.4 million after tax) for the three months ended June 30, 2023 and 2022, and $12.3 million ($10.0 million after tax) and $5.8 million ($4.7 million after tax) for the six months ended June 30, 2023 and 2022, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and six months ended June 30, 2023 and 2022 due to the timing of excess tax benefits associated with stock option exercises. Also includes a $0.05 EPS charge for the three months ended June 30, 2023 for the increase of our annualized effective tax rate to 19.0% for the first quarter of 2023.
(d)	Represents the EPS impact of acquisition costs of $0.5 million ($0.4 million after tax) for the six months ended June 30, 2022.